Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Leanna Anderson
Manager of Corporate Communications
AlliedBarton Security Services
1-800-334-2038 x133

Allied Security Holdings LLC Appoints General Jack Keane and Michael J. Regan
to its Board of Managers

KING OF PRUSSIA, Pa., March 14, 2005 – Allied Security Holdings LLC has appointed two new members to its board of managers: retired four-star General Jack Keane and Michael J. Regan.

The two join a group of six other members who oversee the strategic direction for AlliedBarton Security Services, the largest American-owned security officer services company in the United States.

General Keane served 37 years in the Army, rising to the rank of four-star General and most recently holding the position Vice Chief of Staff of the Army. In this position, he managed operations of more than 1.5 million soldiers and civilians in more than 120 countries.

General Keane is President of GSI, LLC, an independent consulting firm. He is a senior advisor to Kohlberg, Kravis, Roberts & Co. and an advisor to URS Corporation. General Keane is also a Director of METLIFE, Inc. and General Dynamics Corporation. He is a member of the Secretary of Defense's Policy Board and is a military analyst for ABC News.

Regan is a former Vice Chairman and the Chief Administrative Officer of KPMG LLP, a leading provider of audit and tax services. Over his 40 years with KPMG, Regan was involved in a wide range of business activities, was lead partner for many well-known Fortune 500 companies and was head of the New York Audit Practice. He is a graduate of Manhattan College, where he is currently a member of the board of trustees, and served four years as a naval officer. Regan sits on the Board of Eyetech Pharmaceuticals, which is a publicly traded company on the Nasdaq Stock Market. He is also a member and former chairman of the board of directors for the United Way of Bergen County, NJ.

"We're delighted to welcome General Keane and Mr. Regan to our board of managers," said William C. Whitmore, President and CEO of AlliedBarton. "General Keane brings a wealth of military and national security experience that will be incredibly valuable as AlliedBarton continues to strengthen its leadership position in the security industry. Mr. Regan's extensive experience in advising large public companies at one of the world's largest accounting firms will be a terrific asset as we continue to aggressively grow AlliedBarton."

The other members of the board of Allied Security Holdings LLC are: Whitmore; Albert J. Berger, Chairman of the board of managers of AlliedBarton; Ronald O. Perelman, Chairman and CEO of MacAndrews & Forbes Holdings Inc.; Floyd I. Clarke, Vice President for Corporate Compliance at MacAndrews & Forbes Holdings Inc.; Donald G. Drapkin, Director and Vice Chairman of MacAndrews & Forbes Holdings Inc.; and Todd J. Slotkin, Executive Vice President and Chief Financial Officer of MacAndrews & Forbes Holdings Inc.

AlliedBarton Security Services is the largest American-owned security officer services company in the United States. AlliedBarton has more than 38,000 employees in 79 offices serving more than 2,000 customers coast to coast, including more than 100 Fortune 500 companies. Established in 1957, AlliedBarton has developed enhanced expertise in a number of markets, including commercial real estate, higher education, healthcare, residential communities, manufacturing and distribution, financial institutions, shopping centers and other commercial facilities.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Allied Security Holdings LLC and its subsidiaries (together, the

"Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission (which may be viewed on the SEC's website at http://www.sec.gov).